UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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AMERICAN CLAIMS EVALUATION, INC.
(Name of Registrant as Specified In Its Charter)
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AMERICAN CLAIMS EVALUATION, INC.
One Jericho Plaza
Jericho, New York 11753
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Shareholders:
This Information Statement is first being mailed on or about February 17, 2010 to holders of record of the outstanding common stock, par value $0.01 per share (the “Shares”), of American Claims Evaluation, Inc., a New York corporation (the “Company”), as of the close of business on February 12, 2010 (the “Record Date”), with respect to certain corporate action.
The purpose of this Information Statement is to notify shareholders of the Company that, on February 10, 2010, we received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from a shareholder owning at least a majority of the outstanding Shares (the “Majority Shareholder”) which authorized and approved a Certificate of Amendment of our Certificate of Incorporation (the “Certificate of Amendment”) to change our corporate name from American Claims Evaluation, Inc. to American Learning Corporation.
The Written Consent constitutes the consent of a majority of the outstanding Shares and is sufficient under our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other shareholders for a vote. The action by Written Consent is expected to become effective on a date that is at least twenty (20) days after the mailing of this Information Statement.
PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTER DESCRIBED HEREIN IN COMPLIANCE WITH REGULATION 14C OF THE SECURITES EXCHANGE ACT OF 1934, AS AMENDED.
By Order of the Board of Directors,

/s/ Gary J. Knauer
Gary J. Knauer
Secretary
February 17, 2010
Important Notice Regarding the Availability of this Information Statement
This Information Statement is available at http://www.shareholdermaterial.com/AMCE/.

GENERAL INFORMATION
This Information Statement is being first mailed on or about February 17, 2010 to shareholders of the Company by the Board of Directors to provide material information regarding corporate action that has been approved by the Written Consent of the Majority Shareholder. We decided to proceed with the corporate action by obtaining the Written Consent in order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate action as soon as possible.
AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDER
Under our Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding Shares.
On the Record Date, we had 4,754,900 Shares issued and outstanding with the holders thereof being entitled to cast one vote per Share.
On February 9, 2010, the Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our shareholders approve the Certificate of Amendment. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding Shares in order to reduce associated costs and implement the proposals in a timely manner. The Board of Directors set the close of business on February 10, 2010 as the record date for determining the holders of Shares entitled to consent to the adoption of the Certificate of Amendment (the “Consent Record Date”).
The Board of Directors has determined that the change of our name to American Learning Corporation is in the best interest of our shareholders as it allows us to more accurately reflect the business and operations of our Company.
On February 10, 2010, the Majority Shareholder, Gary Gelman, being the record holder of 2,896,400 Shares on the Consent Record Date, constituting approximately 60.9% of the issued and outstanding Shares, consented in writing to the Certificate of Amendment.
Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other shareholder, and the other shareholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such action taken as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We will, when permissible following the expiration of the twenty (20) day period mandated by Rule 14c of the Exchange Act, file the Certificate of Amendment with the New York Secretary of State. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately twenty (20) days after this Information Statement is first mailed to our shareholders.
PURPOSE OF CHANGING THE NAME OF THE COMPANY
The principal reason for our name change is to create more effective branding of our services. American Claims Evaluation, Inc. was originally chosen as the Company’s name in 1982 when the Company began providing health care cost containment services to verify the accuracy of hospital bills throughout the United States. This business was sold by the Company in 1997. American Learning Corporation is an appropriate name as it more accurately reflects our new line of business subsequent to its purchase of Interactive Therapy Group Consultants, Inc. in September 2008. By aligning our corporate name with our services, we will increase the visibility of our Company with our customers as well as to potential acquisition candidates in this industry.

DISSENTER’S RIGHTS
Under New York law, holders of our Shares are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation.
NO MEETING OF SHAREHOLDERS REQUIRED
We are not soliciting any votes with regard to the amendment of the Certificate of Incorporation to change the name of our Company. The Majority Shareholder that has consented to the name change holds a majority of the Shares outstanding and, accordingly, has sufficient shares to approve the name change.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Shares as of the Record Date by (i) each person known by us to beneficially own more than 5% of such Shares, (ii) each director and each of our named executive officers, and (iii) all of our directors and executive officers as a group. The percentages have been calculated by taking into account all Shares owned on the Record Date as well as all such Shares with respect to which such person has the right to acquire beneficial ownership at such date or within sixty (60) days thereafter. Except as otherwise indicated, all persons listed below have sole voting and sole investment power with respect to all Shares shown as beneficially owned by them.

	Amount and Nature
	of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership (1)(6)		Class (1)
Gary Gelman (2)	3,696,400	(3)	66.5%
The Edward & Michael Gelman 2008 Trust (2)	1,000,000	(3)(4)	21.0%
Peter Gutmann (2)	121,000	(5)	2.5%
Edward M. Elkin, M.D. (2)	81,000		1.7%
Joseph Looney (2)	20,000		(9)
Gary J. Knauer (2)	220,000		4.4%
J. Morton Davis	388,024	(7)	8.2%
Kinder Investments, L.P.	292,500	(8)	6.2%
All executive officers and directors as a group (five persons)	4,138,400		69.5%

(1)	Based on a total of 4,754,900 Shares issued and outstanding as of February 9, 2010. In addition, 1,196,000 Shares which directors and executive officers described in the table have the right to acquire within 60 days of such date pursuant to the exercise of options granted under our stock option plans are included since these are deemed outstanding for the purpose of computing the percentage of Shares owned by such persons in accordance with the provisions of Rule 13d-3(d)(1)(i) promulgated under the Exchange Act.

(2)	Address is c/o American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753.

(3)	Includes 1,000,000 Shares owned by The Edward & Michael Gelman 2008 Trust (the “Trust”). As investment trustee of the Trust, Mr. Gelman has beneficial ownership of such Shares.

(4)	Mr. Gelman is the investment trustee of the Trust and, as such, has beneficial ownership of the Shares owned by the Trust.

(5)	Includes 4,000 Shares owned by the wife of Mr. Gutmann, as to which beneficial ownership is disclaimed.

(6)	Includes the presently exercisable portions of outstanding stock options (aggregating 1,196,000 Shares) which, in the case of Messrs. Gelman, Gutmann, Elkin, Looney and Knauer are 800,000, 75,000, 81,000, 20,000 and 220,000 Shares, respectively.

(7)	386,924 of these Shares are owned of record by D.H. Blair Investment Banking Corp., whose address is 44 Wall Street, New York, NY (“Blair Investment”). Mr. J. Morton Davis, the sole shareholder of Blair Investment, has reported that Blair Investment’s Shares may be deemed to be beneficially owned by him. Mr. Davis owns 1,100 Shares directly.

(8)	These Shares are owned of record by Kinder Investments, L.P. (“Kinder”), Nesher, LLC, the general partner of Kinder (“Nesher”) and Dov Perlysky, the managing member of Nesher (“Perlysky”). The reporting parties’ business address is 100 Park Avenue, New York, NY. Nesher and Kinder may be

deemed to beneficially own 292,500 Shares. Perlysky may be deemed to beneficially own 292,572 Shares, consisting of 292,500 Shares owned directly by Kinder and 72 Shares owned directly by Perlysky’s wife.

(9)	Less than 1%.
ADDITIONAL INFORMATION
We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to federal securities laws. You may read and copy materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC at http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at One Jericho Plaza, Jericho, NY 11753, or by calling us at (516) 938-8000. A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, notices of internet availability of proxy materials and annual reports.
By Order of the Board of Directors,

/s/ Gary J. Knauer
Gary J. Knauer
Secretary
February 17, 2010

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